  Contact:               John Stelben
  Interim Chief Financial Officer
  (301) 581-5729

  Drew Asher
  SVP, Corporate Finance
  (301) 581-5717

Coventry Health Care Reports Fourth Quarter Earnings of $0.74 per Diluted Share

Announces 2010 Guidance of $2.10 - $2.25 Earnings per Diluted Share

BETHESDA, Md. (February 9, 2010) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter ended December 31, 2009.  Operating revenues totaled $3.4 billion for the quarter with net earnings of $109.1 million, or $0.74 earnings per diluted share (EPS).  For the year ended December 31, 2009, total revenues from continuing operations were $13.9 billion with net earnings from continuing operations of $315.3 million, or $2.14 per diluted share.

“I am pleased with the progress that the Company has made during 2009 including a strong finish to the year in the fourth quarter,” said Allen F. Wise, chairman and chief executive officer of Coventry.  “Although we continue to operate in a challenging economic environment, as we enter 2010 we remain confident that our focus on Coventry’s seven core businesses will best position us for the future.”

Fourth Quarter 2009 Consolidated Highlights
•	Revenues from continuing operations increased 15.2% from the prior year quarter
•	Medicare Coordinated Care Product (CCP) membership growth of 36% from the prior year quarter
•	Medicare Part D membership growth of 47,000 from the prior quarter
•	Health plan commercial group risk medical loss ratio of 82.9%
•	Excellent liquidity position
o	Approximately $510 million of deployable free cash at the parent at quarter-end
o	Debt repayment of $110 million during the quarter
•	Investment portfolio continues to be in a net unrealized gain position at quarter-end
•	Announced agreement to acquire Preferred Health Systems, Inc., a commercial health plan based in Wichita, Kansas, which closed on February 1, 2010

Full Year 2009 Consolidated Highlights
•	Revenues from continuing operations increased 18.5% from the prior year
•	Fourth consecutive year of strong performance from Medicare Part D including growth of 752,000 members from the prior year, an increase of 81%
•	Health plan commercial group risk medical loss ratio of 81.9%
•	Individual commercial risk membership growth of 23,000 from the prior year
•	Cash flows from operations were $881.8 million
•	Debt reduction of $303.5 million from the prior year resulting in a 30.1% debt to capital ratio at year-end
•	Completed the divestiture of a non-core business, First Health Services Corporation (FHSC), during the third quarter of 2009

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Selected Fourth Quarter and Full Year 2009 Highlights
•
Health Plan Commercial Group Premium Yield & Medical Loss Ratio (MLR).  Reported commercial group risk premium yields rose to $306.75 PMPM (per member per month) in the quarter, an increase of 5.9% from the prior year quarter.  Reported commercial group risk premium yields rose to $301.63 PMPM for the year, an increase of 5.4% from the prior year.  The health plan commercial group risk MLR was 82.9% in the quarter, a decrease of 30 basis points from the prior year quarter.

•
Medicare Advantage Membership & MLR.  As of December 31, 2009, Medicare Advantage membership was 515,000, an increase of 135,000 members from the prior year.  Medicare Advantage CCP membership was 186,000, an increase of 49,000 members from the prior year.  The Medicare Advantage MLR was 89.4% in the quarter, a decrease of 150 basis points from the prior year quarter.  The Medicare Advantage PFFS product line contributed $0.06 per diluted share in the fourth quarter.  When combined with the contribution of $0.07 per diluted share previously reported for third quarter year-to-date, the total contribution from the Medicare Advantage PFFS product line was $0.13 per diluted share for full year 2009.  As previously announced, the Company has exited this product line effective January 1, 2010.

•
Medicare Part D Membership & MLR.  As of December 31, 2009, Medicare Part D membership was 1,683,000, an increase of 47,000 members from the prior quarter and 752,000 members from the prior year.  The Medicare Part D MLR was 64.4% in the quarter and 85.7% for the full year.

•
Medicaid Membership.  As of December 31, 2009, Medicaid membership was 402,000, an increase of 11,000 members from the prior quarter.  The Medicaid MLR was 85.8% in the quarter, a decrease of 10 basis points from the prior year quarter.

•
First Health Services Corporation Divestiture.  As previously disclosed, the FHSC divestiture closed on July 31, 2009.  In accordance with GAAP, the historical FHSC results of operations are classified as discontinued operations and are excluded from consolidated continuing operations for each period presented.  In addition to the results of FHSC operations, the discontinued operations for the full year period of 2009 includes charges to reflect the impact of the FHSC divestiture.  As previously disclosed, during 2009 the Company recorded a primarily non-cash charge of $0.56 per diluted share to complete the divestiture.  When combined with the $0.06 of EPS generated from FHSC operating results during Coventry’s ownership period ending July 31, 2009, the total EPS from discontinued operations was a loss of $0.50 for the year ended December 31, 2009.

2010 Full Year Guidance
•	Risk revenue of $9.74 billion to $10.20 billion
•	Management services revenue of $1.12 billion to $1.17 billion
•	Consolidated revenue of $10.86 billion to $11.37 billion
•	Consolidated MLR of 82.7% to 83.5%
•	Cost of sales expense of $235.0 million to $245.0 million
•	Selling, general, and administrative expense (SG&A) of $1.92 billion to $1.96 billion
•	Depreciation and amortization expense of $137.0 million to $145.0 million
•	Other income of $78.0 million to $84.0 million
•	Interest expense of $80.0 million to $86.0 million
•	Tax rate of 37.0% to 38.0%
•	Diluted share count of 144.0 million to 147.5 million
•	EPS on a diluted basis of $2.10 to $2.25

Mr. Allen F. Wise, chairman and chief executive officer of Coventry, will host a conference call at 8:00 a.m. ET on Tuesday, February 9, 2010.  To listen to the call, dial toll-free at (800) 581-5838 or, for international callers, (719) 785-1754. Callers will be asked to identify themselves and their affiliations.  The conference call will also be webcast from Coventry’s Investor Relations site at www.coventryhealthcare.com.  Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission.  A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 7360942.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2008 and Coventry’s Form 10-Q for the quarter ended September 30, 2009.  Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies.  Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating revenues:	(unaudited)	(unaudited)	(unaudited)
Managed care premiums	$ 3,121,527	$ 2,671,463	$ 12,717,399	$ 10,563,163
Management services	306,620	305,279	1,186,127	1,171,064
Total operating revenues	3,428,147	2,976,742	13,903,526	11,734,227

Operating expenses:
Medical costs	2,598,291	2,237,629	10,859,394	8,868,579
Cost of sales	62,548	56,562	240,828	195,600
Selling, general, administrative	544,656	529,658	2,151,799	1,940,820
Depreciation and amortization	39,246	34,298	149,554	143,699
Total operating expenses	3,244,741	2,858,147	13,401,575	11,148,698

Operating earnings	183,406	118,595	501,951	585,529
Operating earnings percentage of total revenues	5.4%	4.0%	3.6%	5.0%

Interest expense	20,272	25,840	84,875	96,386
Other income, net	17,704	30,426	87,478	82,718
Earnings before income taxes	180,838	123,181	504,554	571,861

Provision for income taxes	71,758	41,835	189,220	209,861
Income from continuing operations	109,080	81,346	315,334	362,000

Income (loss) from discontinued operations, net of tax	-	6,895	(73,033)	19,895

Net earnings	$ 109,080	$ 88,241	$ 242,301	$ 381,895

Net earnings per share:
Basic earnings per share from continuing operations	$ 0.75	$ 0.55	$ 2.15	$ 2.43
Basic earnings (loss) per share from discontinued operations	-	0.05	(0.50)	0.13
Total basic earnings per share	$ 0.75	$ 0.60	$ 1.65	$ 2.56

Diluted earnings per share from continuing operations	$ 0.74	$ 0.55	$ 2.14	$ 2.41
Diluted earnings (loss) per share from discontinued operations	-	0.05	(0.50)	0.13
Total diluted earnings per share	$ 0.74	$ 0.60	$ 1.64	$ 2.54

Weighted average shares outstanding, basic	145,751	146,813	146,652	148,893
Weighted average shares outstanding, diluted	146,885	147,159	147,395	150,208

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,	September 30,	December 31,
	2009	2009	2008
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,418,554	$1,691,847	$1,123,114
Short-term investments	442,106	355,417	338,129
Accounts receivable, net	258,993	259,775	293,636
Other receivables, net	496,059	501,348	524,803
Other current assets	234,446	156,837	130,808
Total current assets	2,850,158	2,965,224	2,410,490

Long-term investments	1,994,987	1,888,670	1,709,878
Property and equipment, net	271,931	270,153	308,016
Goodwill	2,529,284	2,535,718	2,695,025
Other intangible assets, net	471,693	491,164	546,168
Other long-term assets	48,479	33,949	57,821
Total assets	$8,166,532	$8,184,878	$7,727,398

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,605,407	$1,702,855	$1,446,391
Accounts payable and accrued liabilities	682,171	630,190	474,561
Deferred revenue	110,855	107,172	104,823
Total current liabilities	2,398,433	2,440,217	2,025,775

Long-term debt	1,599,027	1,708,935	1,902,472
Other long-term liabilities	456,518	433,077	368,482
Total liabilities	4,453,978	4,582,229	4,296,729

Stockholders’ equity	3,712,554	3,602,649	3,430,669

Total liabilities and stockholders’ equity	$8,166,532	$8,184,878	$7,727,398

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Quarter Ended	Year Ended
	December 31, 2009	December 31, 2009

Cash flows from operating activities:
Net earnings	$109,080	$242,301
Adjustments to earnings:
Depreciation and amortization	39,246	151,815
Amortization of stock compensation	9,716	47,047
Loss on disposal of FHSC	-	81,557
Gain on repurchase of debt	-	(8,371)
Changes in assets and liabilities:
Accounts receivable, net	782	12,258
Medical liabilities	(97,447)	159,095
Accounts payable and other accrued liabilities	91,711	223,182
Deferred revenue	3,683	9,514
Other operating activities	(63,769)	(36,555)
Net cash flows from operating activities	93,002	881,843

Cash flows from investing activities:
Capital expenditures, net	(25,529)	(60,323)
Payments for investments, net of sales and maturities	(210,025)	(325,816)
Proceeds from acquisition settlements	-	10,197
Proceeds from FHSC disposal, net	-	115,437
Net cash flows from investing activities	(235,554)	(260,505)

Cash flows from financing activities:
Proceeds from issuance of stock	130	1,224
Payments for repurchase of stock	(21,051)	(32,796)
Repayment of debt	(110,000)	(294,930)
Excess tax benefit from stock compensation	180	604
Net cash flows from financing activities	(130,741)	(325,898)

Net change in cash and cash equivalents for current period	(273,293)	295,440
Cash and cash equivalents at beginning of period	1,691,847	1,123,114
Cash and cash equivalents at end of period	$1,418,554	$1,418,554

Cash and Investments:
Cash and cash equivalents	$1,418,554	$1,418,554
Short-term investments	442,106	442,106
Long-term investments	1,994,987	1,994,987
Total cash and investments	$3,855,647	$3,855,647

COVENTRY HEALTH CARE, INC.
SELECTED OPERATING STATISTICS
 (Unaudited)

	Total 2009	Q4 2009	Q3 2009	Q2 2009	Q1 2009	Total 2008
Membership by Product (000s)
Health Plan Commercial Risk		1,418	1,431	1,477	1,501	1,575
Health Plan Commercial ASO		685	689	697	702	714
Medicare Advantage CCP		186	185	182	176	137
Medicaid Risk		402	391	385	375	371
Health Plan Total		2,691	2,696	2,741	2,754	2,797

Medicare Advantage PFFS		329	336	329	318	243
Other National Risk		2	5	15	21	24
Other National ASO		564	567	571	575	633
Total Medical Membership		3,586	3,604	3,656	3,668	3,697

Medicare Part D		1,683	1,636	1,555	1,501	931

Total Membership		5,269	5,240	5,211	5,169	4,628

Revenues by Product Type (000s)
Commercial Risk	$5,174,772	$1,257,335	$1,279,571	$1,310,645	$1,327,221	$5,421,984
Commercial Management Services	346,042	96,896	81,661	83,675	83,810	352,369
Medicare Advantage	4,901,918	1,247,725	1,268,592	1,224,011	1,161,590	3,177,244
Medicaid Risk	1,066,231	261,208	281,146	263,039	260,838	1,087,189
Total Health Plan and Medical Services Businesses	11,488,963	2,863,164	2,910,970	2,881,370	2,833,459	10,038,786

Medicare Part D	1,545,858	347,991	316,654	397,090	484,123	847,702
Other Premiums	94,562	23,291	23,568	23,746	23,957	64,783
Other Management Services(1)	850,184	212,054	211,769	215,468	210,893	826,321
Total Specialized Managed Care Businesses(1)	2,490,604	583,336	551,991	636,304	718,973	1,738,806

Total Premiums	12,783,341	3,137,550	3,169,531	3,218,531	3,257,729	10,598,902
Total Management Services(1)	1,196,226	308,950	293,430	299,143	294,703	1,178,690
Other/Eliminations	(76,041)	(18,353)	(18,851)	(19,300)	(19,537)	(43,365)
Total Revenue(1)	$13,903,526	$3,428,147	$3,444,110	$3,498,374	$3,532,895	$11,734,227

Consolidated Coventry

Operating Income % of Revenues(1)	3.6%	5.4%	4.4%	2.9%	1.8%	5.0%

SGA % of Revenues(1)	15.5%	15.9%	15.3%	15.3%	15.4%	16.5%

Total Medical Liabilities (000s)		$1,373,707	$1,428,766	$1,413,243	$1,416,735	$1,243,620
Days in Claims Payable (DCP)		53.53	54.78	54.07	55.11	54.75

Total Debt (millions)		$ 1,599.0	$ 1,708.9	$ 1,806.8	$ 1,902.6	$ 1,902.5
Total Capital (millions)		$ 5,311.6	$ 5,311.6	$ 5,332.9	$ 5,402.8	$ 5,333.1
Debt to Capital		30.1%	32.2%	33.9%	35.2%	35.7%

1)    Operating statistics excluding discontinued operations.

COVENTRY HEALTH CARE, INC.
SELECTED REVENUE AND MEDICAL COST STATISTICS
(Unaudited)

	Total 2009	Q4 2009	Q3 2009	Q2 2009	Q1 2009	Total 2008
Revenue PMPM
Health Plan Commercial Group Risk	$301.63	$306.75	$304.13	$299.79	$296.36	$286.30
Medicare Advantage(2)	$855.16	$849.62	$853.90	$857.05	$860.46	$862.60
Medicare Part D(3)	$84.40	$83.42	$84.63	$85.27	$ 84.35	$ 88.34
Medicaid Risk	$229.94	$218.62	$239.22	$230.27	$231.93	$208.50

MLR %
Consolidated Total	85.4%	83.2%	84.4%	86.4%	87.4%	84.0%

Health Plan Commercial Group Risk	81.9%	82.9%	82.1%	81.7%	80.9%	81.7%
Medicare Advantage	89.9%	89.4%	89.4%	90.4%	90.5%	89.0%
Medicare Part D	85.7%	64.4%	79.4%	89.9%	101.8%	84.1%
Medicaid Risk	87.6%	85.8%	86.1%	90.2%	88.3%	85.3%

2)    Revenue PMPM excludes the impact of revenue ceded to external parties.

3)    Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.